UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 15, 2010, Motorcar Parts of America, Inc. (the “Registrant”) loaned Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“Fenwick”), an additional US$2,969,121.14 pursuant to an Amended and Restated Debenture executed by Fenwick in favor of the Registrant, dated December 15, 2010 (the “Amended and Restated Debenture”). The Amended and Restated Debenture replaces the original debenture (the “Original Debenture”) executed by Fenwick in favor of the Registrant on August 24, 2010 pursuant to which the Registrant had loaned Fenwick US$1,894,034.09 (the “Original Loan”). Pursuant to the Amended and Restated Debenture, the Registrant has loaned Fenwick an aggregate amount of US$4,863,155.23 (the “Aggregate Loan”). The Aggregate Loan now matures on July 31, 2012 and shall continue to accrue interest at the same rate as the Original Loan, which rate is equal to the prime rate as announced by The Wall Street Journal from time to time plus 8.75% per annum. The Registrant’s rights to the payment of any amounts due in connection with the Aggregate Loan and its rights as a secured party under related security agreements are subordinated to the rights of M&T Bank, as a lender to, and secured party of, Fenwick.
On December 15, 2010, the Registrant entered into an Amended and Restated Addendum to Unanimous Shareholders Agreement with Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL Holdings, Inc. (“FAPL”), Fenwick, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc. (the “Amended Addendum”) replacing the original Addendum to Unanimous Shareholders Agreement that was executed on August 24, 2010 (the “Original Addendum”). In connection with the Aggregate Loan and pursuant to the Amended Addendum, the Registrant was granted an amended option (the “Amended Option”) to purchase treasury shares representing 80% of the common stock of FAPL (or at the election of the Registrant, another Fenwick entity) for an aggregate purchase price of CDN$10,000,000 (the “Option Purchase Price”). The Amended Option is exercisable until 11:59 p.m. on August 23, 2012 (the “Option Expiration”).
If the Registrant exercises the Amended Option, the Registrant also has a call right to acquire all the outstanding shares of FAPL (or the applicable Fenwick entity) from its other shareholders for an aggregate purchase price of 360,000 shares of common stock of the Registrant plus an additional 40,000 shares of common stock of the Registrant if FAPL’s adjusted net income for the fiscal year ending March 31, 2011 is equal to or greater than CDN$4,000,000 (the “Call Right Exercise Price”). This call right expires on August 24, 2013. If the call right expires without being exercised by the Registrant, the Amended Addendum includes a put right (as did the Original Addendum) pursuant to which the remaining shareholders can require the Registrant to acquire all but not less than all the remaining shares at the Call Right Exercise Price.
The foregoing summaries of the Amended and Restated Debenture and Amended Addendum do not purport to be complete and are qualified in their entirety by the terms of the Amended and Restated Debenture and the Amended Addendum, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On December 21, 2010, the Registrant issued a press release announcing the Aggregate Loan and the Amended Option, a copy of which is furnished as Exhibit 99.1 and is incorporated herein by reference. In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amended and Restated Debenture, dated December 15, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.

10.2	Amended and Restated Addendum to Unanimous Shareholders Agreement, dated December 15, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL, Fenwick Automotive Products Limited, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc.

99.1	Press Release, dated December 21, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: December 21, 2010	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX
10.1	Amended and Restated Debenture, dated December 15, 2010, issued by Fenwick Automotive Products Limited to Motorcar Parts of America, Inc.

10.2	Amended and Restated Addendum to Unanimous Shareholders Agreement, dated December 15, 2010, between Motorcar Parts of America, Inc., Fenwick Enterprises Inc., Jack Shuster, Gordon Fenwick, Paul Fenwick, Joel Fenwick, FAPL, Fenwick Automotive Products Limited, Introcan Inc., Escal Holdings Inc., Fencity Holdings Inc. and Jofen Holdings Inc.

99.1	Press Release, dated December 21, 2010